EXHIBIT 10.6

CLASS A COMMON SHARE PURCHASE WARRANT

SPARKLING SPRING WATER HOLDINGS LIMITED

Date: [___]
TO: [__] (the “Holder”)	Warrant Certificate #[___]

For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Sparkling Spring Water Holdings Limited (“the Company”) hereby covenants and agrees with the Holder that:

1.	The Holder is entitled to subscribe for and purchase [ ] Class A Common Shares (the “Shares”) in the capital stock of the Company for a purchase price of $US30.93 per share;

2.	The Holder may subscribe for and purchase all (but not less than all) of the Shares at any time prior to the expiration of five (5) years from May 26, 1999:

a.	executing and returning to the Company at its Head Office in Dartmouth, Nova Scotia, a fully executed Subscription Agreement in the form set out in Schedule A attached hereto;

b.	providing the Company with a certified cheque or bank draft for payment in full of the exercise price; and

c.	if necessary, executing and delivering an Adoption Agreement confirming that the Shares are held subject to the Shareholders’ Agreement (as hereinafter defined).

3.	The Holder acknowledges that the Holder is a party to the Shareholders’ Agreement of the Company dated October 27, 1998, as amended from time to time (the “Shareholders’ Agreement”) and that the transfer and sale of the Warrants or the Shares issuable pursuant to the Warrant is subject to the Shareholders’ Agreement. If the Warrants are transferred to a person who is not party to the Shareholders’ Agreement (a “Third Party”), then that Third Party will not be entitled to exercise the Warrant unless and until the Third Party has agreed to execute and deliver the Adoption Agreement set out as Schedule A to the Shareholders’ Agreement contemporaneously with exercising this Warrant.

4.	All rights to purchase Shares hereunder shall expire:

a.	On the fifth anniversary of May 26, 1999;

b.	If the Holder is a natural person, on the sixtieth (60th) day following the death of the Holder;

c.	Upon the Board of Directors of the Company approving a takeover bid for at least ninety percent (90%) of the shares of the Company, on the thirtieth (30th) day following the date of such Board Resolution;

unless the Holder, prior to the deadlines referred to above, subscribes for Shares in accordance with paragraph 2 hereof. If a Holder fails to subscribe for Shares prior to such deadlines, the Warrant set out herein and all rights to purchase Shares pursuant to the Warrant, shall terminate immediately upon the expiration of the above deadlines.

5.	The Company shall deliver certificates for the Shares purchased by the Holder pursuant to this Warrant within ten (10) days following receipt of the items referred to in paragraph 2 above;

6.	Nothing herein shall confer or be construed as conferring upon the Holder, as such, any right or interest whatsoever as a shareholder of the Company or as a holder of any other security of the Company including, but not limited to, the right to vote at, receive notice of or attend meetings of the shareholders or any other proceedings of the Company or the right to receive dividends or other distributions.

7.	The exercise price and the number of Shares purchasable on the exercise of this Warrant shall be adjusted from time to time if any of the following events occur:

a.	The Company issues Class A Common Shares, Non-Voting Common Shares or other equity securities of the Company by way of a stock dividend or other distribution to the Shareholders;

b.	There is a subdivision, consolidation or other adjustment to the number of Class A Common Shares and Non-Voting Common Shares of the Company; and

c.	There is a re-classification or capital reorganization, amalgamation, merger or transfer of substantially of the assets of the Company or any other reorganization of the Company;

If any of foregoing events occur, the exercise price and the number of Shares purchasable upon the exercise of this Warrant shall be adjusted such that the Holder shall be in the same position after such event as the Holder would have been had the Holder exercised this Warrant immediately prior to the event.

8.	The Holder acknowledges that this Warrant is subject to and shall be construed in accordance with the laws of the Province of Nova Scotia, Canada.

In witness whereof the Company has caused this Warrant to be signed, sealed and delivered on the day and year first above written.

SPARKLING SPRING WATER HOLDINGS LIMITED

per:
President

and:
Secretary

SCHEDULE A

SUBSCRIPTION AGREEMENT

TO: Sparkling Spring Water Holdings Limited (the “Company”)

The undersigned holder of the Warrant Certificate attached hereto hereby subscribes for _______________________________________ Class A Common Shares in the capital of the Company (the “Shares”), that being the number of shares which are set out in the attached Warrant Certificate and which are issuable upon exercise of the attached Warrant Certificate according to the terms of that Certificate.

The undersigned acknowledges the existence of a shareholders’ agreement among certain shareholders of the Company dated October 27, 1998 as amended from time to time (the Shareholders’ Agreement), and covenants and agrees that:

a.	If the undersigned is currently a party to the Shareholders’ Agreement, the terms and conditions of the Shareholders’ Agreement will govern the transfer and/or sale of the Warrants or the Shares issuable upon the exercise of the Warrant;

b.	If the undersigned not a party to the Shareholders’ Agreement, the undersigned acknowledges that it is a condition precedent to the issuance of Shares pursuant to the attached Warrant, that the undersigned execute and deliver to the Company the Adoption Agreement attached to Schedule A to the Shareholders’ Agreement so that the undersigned becomes bound by the terms and provisions of the Shareholders’ Agreement upon the issuance of the Shares.

This subscription agreement is governed by and construed by the laws of the Province of Nova Scotia, Canada.

The undersigned directs that the Shares be issued in the name of the undersigned as set out below.

Dated at ____________, this ______ day of ________________, __________.

(signature)	[print name]

Address